Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Audentes Therapeutics, Inc.:

We consent to the use of our report included incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

San Francisco, California

April 6, 2017